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                                                                     EXHIBIT 21


                   THE LIBERTY CORPORATION AND SUBSIDIARIES
                             LIST OF SUBSIDIARIES
                              DECEMBER 31, 1995

                                                                                               Percentage of Voting Stock
                                            Jurisdiction of Incorporation                      Owned by Immediate Parent
                                            -----------------------------                      --------------------------
A.  The Liberty Corporation                             S. C.
B.  Liberty Life Insurance Company                      S. C.                                             100
     C.  Orion Life Insurance Company                 Delaware                                            100
     C.  Park Avenue Associates, Inc.                   S. C.                                             100
     C.  Tanyard Creek Partnership                      S. C.                                              60
     C.  Exchange Place Corporation                     N. C.                                             100
     C.  Greensboro Holdings, Inc.                      S. C.                                             100
     C.  State National Fire Insurance Company        Louisiana                                           100
     C.  State National Title Guaranty Company        Louisiana                                           100
     C.  State National Mortgage Corporation          Louisiana                                           100
B.  Liberty Insurance Services Corporation              S. C.                                             100
B.  Pierce National Life Insurance Co.               California                                           100
B.  Delta National Life Insurance Company             Louisiana                                           100

B.  Cosmos Broadcasting Corporation                     S. C.                                             100
     C.  CableVantage Inc.                              S. C.                                             100

D.  Special Services Corporation                        S. C.                                             100
D.  Hampton Insurance Agency, Inc.                      S. C.                                             100
D.  The Liberty Marketing Corporation                   S. C.                                             100
D.  Bent Tree Corporation                              Georgia                                            100
D.  TLC Business Ventures, Inc.                         S. C.                                             100
D.  LC Insurance Limited                               Bermuda                                            100
D.  Liberty Investment Group, Inc.                      S. C.                                             100
     D.  Liberty Capital Advisors, Inc.                 S. C.                                             100
     D.  Liberty Properties Group, Inc.                 S. C.                                             100
             D.  LPG Development Corporation            S. C.                                             100
             D.  SouthChase Development Corporation     S. C.                                             100
             D.  LIBCO of Florida, Inc.                Florida                                            100
             D.  LPC of S. C., Inc.                     S. C.                                             100
             D.  Johnson/Liberty LLC                    S. C.                                              22
             D.  Commerce Center of Greenville, Inc.    S. C.                                             100
                  D.  Park Place Associates             S. C.                                              50
     D.  Liberty Stone Associates, Inc.                 S. C.                                              50

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.   Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.



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